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EXHIBIT 24.0

                 CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the registration statements of Candela Laser Corporation on Form S-8 (File Nos. 33-18932, 33-29291, 33-35091, 33-37696, 33-37697, 33-37698, 33-55596 and 33-73040) of our report dated
August 4, 1995, on our audits of the consolidated financial statements and financial statement schedule of Candela Laser Corporation as of July 1, 1995 and July 2, 1994, and for each of the three years in the period ended July 1, 1995, which report is included in this Annual Report on Form 10-K.

Boston, Massachusetts                   COOPERS & LYBRAND L.L.P.
September 28, 1995                      ------------------------
                                        COOPERS & LYBRAND L.L.P.

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